Exhibit 99.1

Intel Reports Record Year

$54 Billion in Annual Revenue Up 24 Percent, $2.39 in Annual EPS Up 19 Percent

$18 Billion in Dividends, Buybacks Returned to Stockholders

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 19, 2012--Intel Corporation today reported full-year revenue of $54 billion, operating income of $17.5 billion, net income of $12.9 billion and EPS of $2.39 -- all records. The company generated approximately $21 billion in cash from operations, paid dividends of $4.1 billion and used $14.1 billion to repurchase 642 million shares of stock.

For the fourth quarter, Intel posted revenue of $13.9 billion, operating income of $4.6 billion, net income of $3.4 billion and EPS of 64 cents. The company generated approximately $6.6 billion in cash from operations, paid dividends of $1.1 billion and used $4.1 billion to repurchase 174 million shares of stock.

“2011 was an exceptional year for Intel,” said Paul Otellini, Intel president and CEO. “With outstanding execution the company performed superbly, growing revenue by more than $10 billion and eclipsing all annual revenue and earnings records. With a tremendous product and technology pipeline for 2012, we’re excited about the global growth opportunities presented by Ultrabook systems, the data center, security and the introduction of Intel-powered smartphones and tablets.”

Business Outlook

Intel’s Business Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after Jan. 19.

Q1 2012 (GAAP, unless otherwise stated)

  Revenue: $12.8 billion, plus or minus $500 million.
  Gross margin percentage: 63 percent and 64 percent Non-GAAP (excluding amortization of acquisition-related intangibles), both plus or minus a couple percentage points.
  R&D plus MG&A spending: approximately $4.4 billion.
  Amortization of acquisition-related intangibles: approximately $75 million.
  Impact of equity investments and interest and other: approximately zero.
  Depreciation: approximately $1.5 billion.

Full-Year 2012 (GAAP, unless otherwise stated)

  Gross margin percentage: 64 percent and 65 percent Non-GAAP (excluding amortization of acquisition-related intangibles), both plus or minus a few percentage points.
  Spending (R&D plus MG&A): $18.3 billion, plus or minus $200 million.
  R&D spending: approximately $10.1 billion.
  Amortization of acquisition-related intangibles: approximately $300 million.
  Depreciation: $6.5 billion, plus or minus $100 million.
  Tax Rate: approximately 29 percent.
  Full-year capital spending: $12.5 billion, plus or minus $400 million.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook

Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business March 16 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, and tax rate, will be effective only through the close of business on Jan. 26. Intel’s Quiet Period will start from the close of business on March 16 until publication of the company’s first-quarter earnings release, scheduled for April 17. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only, and not subject to an update by the company.

Non-GAAP Financial Comparison
Annual
	2011	2010	vs. 2010
Revenue	$54.2 billion	$43.6 billion	up 24%
Gross Margin	63.6%	65.5%	down 1.9 pts.
Operating Income	$18.4 billion	$15.7 billion	up 18%
Net Income	$13.7 billion	$11.5 billion	up 19%
Earnings Per Share	$2.53	$2.02	up 25%

Non-GAAP results exclude certain acquisition accounting impacts and expenses related to acquisitions and the related income tax effects of these charges. Also, McAfee Inc. and Intel Mobile Communications contributed revenue of approximately $3.6 billion in 2011 and were not included in the results for 2010.

GAAP Financial Comparison
Annual
	2011	2010	vs. 2010
Revenue	$54.0 billion	$43.6 billion	up 24%
Gross Margin	62.5%	65.3%	down 2.8 pts.
Operating Income	$17.5 billion	$15.6 billion	up 12%
Net Income	$12.9 billion	$11.5 billion	up 13%
Earnings Per Share	$2.39	$2.01	up 19%

Non-GAAP Financial Comparison
Quarterly
	Q4 2011	Q4 2010	vs. Q4 2010
Revenue	$13.9 billion	$11.5 billion	up 22%
Gross Margin	65.5%	64.8%	up 0.7 pts.
Operating Income	$4.8 billion	$4.0 billion	up 20%
Net Income	$3.5 billion	$3.2 billion	up 11%
Earnings Per Share	68 cents	56 cents	up 21%

Non-GAAP results exclude certain acquisition accounting impacts and expenses related to acquisitions and the related income tax effects of these charges. Also, McAfee Inc. and Intel
Mobile Communications contributed revenue of approximately $1 billion in Q4 ’11 and were not included in the results for Q4 ’10.

GAAP Financial Comparison
Quarterly
	Q4 2011	Q4 2010	vs. Q4 2010
Revenue	$13.9 billion	$11.5 billion	up 21%
Gross Margin	64.5%	64.6%	down 0.1 pts.
Operating Income	$4.6 billion	$4.0 billion	up 14%
Net Income	$3.4 billion	$3.2 billion	up 6%
Earnings Per Share	64 cents	56 cents	up 14%

Q4 and 2011 Key Financial Information (GAAP)

Q4 Business unit revenue:

  PC Client Group revenue of $9 billion, up 17 percent year-over-year.
  Data Center Group revenue of $2.7 billion, up 8 percent year-over-year.
  Other Intel® architecture group revenue of $1.1 billion, up 35 percent year-over-year.
  Intel® Atom™ microprocessor and chipset revenue of $167 million, down 57 percent year-over-year.
  McAfee Inc. and Intel Mobile Communications contributed revenue of approximately $1 billion.

Full Year Business unit revenue:

  PC Client Group had revenue of $35.4 billion, up 17% from 2010.
  Data Center Group had revenue of $10.1 billion, up 17% from 2010.
  Other Intel architecture group had revenue of $5.0 billion, up 64% from 2010.
  Intel Atom microprocessor and chipset revenue of $1.2 billion, down 25% from 2010.
  McAfee Inc. and Intel Mobile Communications contributed revenue of $3.6 billion.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the first quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  Intel is in the process of transitioning to its next generation of products on 22nm process technology, and there could be execution and timing issues associated with these changes, including products defects and errata and lower than anticipated manufacturing yields.
  The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; product mix and pricing; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of Intel’s non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to Intel’s investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.

  Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the quarter ended Oct. 1, 2011.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PST today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel plans to report its earnings for the first quarter of 2012 on April 17. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, senior vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PST at www.intc.com.

About Intel

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel, the Intel logo, Intel Atom and Ultrabook are trademarks of Intel Corporation in the United States and other countries.
*Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 25,	Dec. 31,	Dec. 25,
	2011	2010	2011	2010
NET REVENUE	$13,887	$11,457	$53,999	$43,623
Cost of sales	4,935	4,051	20,242	15,132
GROSS MARGIN	8,952	7,406	33,757	28,491

Research and development	2,308	1,671	8,350	6,576
Marketing, general and administrative	1,973	1,705	7,670	6,309
R&D AND MG&A	4,281	3,376	16,020	12,885
Amortization of acquisition-related intangibles	72	7	260	18
OPERATING EXPENSES	4,353	3,383	16,280	12,903
OPERATING INCOME	4,599	4,023	17,477	15,588
Gains (losses) on equity investments, net	17	109	112	348
Interest and other, net	(29)	31	192	109
INCOME BEFORE TAXES	4,587	4,163	17,781	16,045
Provision for taxes	1,227	983	4,839	4,581
NET INCOME	$3,360	$3,180	$12,942	$11,464

BASIC EARNINGS PER COMMON SHARE	$0.66	$0.57	$2.46	$2.06
DILUTED EARNINGS PER COMMON SHARE	$0.64	$0.56	$2.39	$2.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,069	5,554	5,256	5,555
DILUTED	5,242	5,698	5,411	5,696

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Dec. 31,	Oct. 1,	Dec. 25,
	2011	2011	2010
CURRENT ASSETS
Cash and cash equivalents	$5,065	$7,057	$5,498
Short-term investments	5,181	3,876	11,294
Trading assets	4,591	4,265	5,093
Accounts receivable, net	3,650	3,821	2,867
Inventories:
Raw materials	644	614	471
Work in process	1,680	1,494	1,887
Finished goods	1,772	1,851	1,399
	4,096	3,959	3,757
Deferred tax assets	1,700	2,011	1,488
Other current assets	1,589	1,709	1,614
TOTAL CURRENT ASSETS	25,872	26,698	31,611

Property, plant and equipment, net	23,627	22,157	17,899
Marketable equity securities	562	516	1,008
Other long-term investments	889	858	3,026
Goodwill	9,254	9,138	4,531
Identified intangible assets, net	6,267	6,445	860
Other long-term assets	4,648	4,739	4,251
TOTAL ASSETS	$71,119	$70,551	$63,186

CURRENT LIABILITIES
Short-term debt	$247	$66	$38
Accounts payable	2,956	2,999	2,290
Accrued compensation and benefits	2,948	2,270	2,888
Accrued advertising	1,134	1,215	1,007
Deferred income	1,929	1,917	747
Other accrued liabilities	2,814	3,442	2,357
TOTAL CURRENT LIABILITIES	12,028	11,909	9,327

Long-term debt	7,084	7,076	2,077
Long-term deferred tax liabilities	2,617	2,762	926
Other long-term liabilities	3,479	2,687	1,426
Stockholders' equity:
Preferred stock	—	—	—
Common stock and capital in excess of par value	17,036	16,247	16,178
Accumulated other comprehensive income (loss)	(781)	(32)	333
Retained earnings	29,656	29,902	32,919
TOTAL STOCKHOLDERS' EQUITY	45,911	46,117	49,430
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$71,119	$70,551	$63,186

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)
	Q4 2011	Q3 2011	Q4 2010
GEOGRAPHIC REVENUE:
Asia-Pacific	$8,019	$8,050	$6,514
	58%	57%	57%
Americas	$2,657	$3,017	$2,296
	19%	21%	20%
Europe	$1,932	$1,814	$1,582
	14%	13%	14%
Japan	$1,279	$1,352	$1,065
	9%	9%	9%

CASH INVESTMENTS:
Cash and short-term investments	$10,246	$10,933	$16,792
Trading assets - marketable debt securities (1)	4,591	4,259	4,705
Total cash investments	$14,837	$15,192	$21,497

TRADING ASSETS:
Trading assets - equity securities (2)	—	$6	$388
Total trading assets - sum of 1+2	$4,591	$4,265	$5,093

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$751	$833	$622
Deferred income from software and services group	1,178	1,084	125
Total current deferred income	$1,929	$1,917	$747

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,333	$1,273	$1,146
Share-based compensation	$241	$250	$213
Amortization of intangibles	$256	$256	$60
Capital spending	($2,844)	($2,713)	($1,869)
Investments in non-marketable equity instruments	($124)	($274)	($151)
Stock repurchase program	($4,133)	($4,000)	($1,500)
Proceeds from sales of shares to employees & excess tax benefit	$1,129	$340	$54
Dividends paid	($1,070)	($1,102)	($879)
Net cash received/(used) for divestitures/acquisitions	($244)	($186)	($148)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,069	5,194	5,554
Dilutive effect of employee equity incentive plans	115	93	92
Dilutive effect of convertible debt	58	53	52
Weighted average common shares outstanding - diluted	5,242	5,340	5,698

STOCK BUYBACK:
Shares repurchased	174	186	70
Cumulative shares repurchased (in billions)	4.1	3.9	3.4
Remaining dollars authorized for buyback (in billions)	$10.1	$14.2	$4.2

OTHER INFORMATION:
Employees (in thousands)	100.1	99.9	82.5

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 25,	Dec. 31,	Dec. 25,
	2011	2010	2011	2010
Net Revenue
PC Client Group	$9,047	$7,713	$35,406	$30,327
Data Center Group	2,717	2,522	10,129	8,693
Other Intel Architecture Group	1,099	814	5,005	3,055
Intel Architecture Group	12,863	11,049	50,540	42,075

Software and Services Group	578	75	1,870	264
All other	446	333	1,589	1,284
TOTAL NET REVENUE	$13,887	$11,457	$53,999	$43,623

Operating income (loss)
PC Client Group	$3,952	$3,206	$14,793	$12,971
Data Center Group	1,453	1,426	5,100	4,388
Other Intel Architecture Group	(368)	76	(577)	270
Intel Architecture Group	5,037	4,708	19,316	17,629

Software and Services Group	16	(47)	(32)	(175)
All other	(454)	(638)	(1,807)	(1,866)
TOTAL OPERATING INCOME	$4,599	$4,023	$17,477	$15,588

Our operating groups shown above are comprised of the following:

• PC Client Group: Delivering platforms for the notebook and desktop (including high-end enthusiast PCs) market segments; and wireless connectivity products.
• Data Center Group: Delivering platforms designed for the server, workstation, and storage computing market segments; and wired network connectivity products.
• Other Intel Architecture Group consist of the following:
• Intel Mobile Communications: Delivering mobile phone components such as baseband processors, radio frequency transceivers, and power management chips.
• Intelligent Systems Group (formerly Embedded and Communications Group): Delivering platforms for embedded applications.
• Netbook and Tablet Group: Delivering platforms for the netbook and tablet market segments.
• Ultra-Mobility Group: Delivering low-power Intel Architecture-based products in the next-generation handheld market segment.
• Software and Services Group consists of the following:
• McAfee: A wholly owned subsidiary delivering software products for endpoint security, system security, consumer security, network security, and risk and compliance.
•Wind River Software Group: A wholly owned subsidiary delivering device software optimization products to the embedded and handheld market segments, serving a variety of hardware architectures.
• Software and Services Group: Delivering software products and services that promote Intel Architecture as the platform of choice for software development.
All Other consists of the following:
• Non-Volatile Memory Solutions Group: Delivering advanced NAND flash memory products for use in a variety of devices.
• Corporate: Revenue, expenses and charges such as:

• A portion of profit-dependent compensation and other expenses not allocated to the operating groups.

• Divested businesses and results of seed businesses that support our initiatives.

• Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Deferred revenue write-down and associated costs: Business combination accounting principles require us to write down to fair values the software license updates; software product and hardware systems support contracts; product support contracts and hardware systems support contracts assumed in our acquisitions. The revenue for these support contracts is deferred and typically recognized over the contract period, so our GAAP revenues for the contract period after the acquisition does not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these support contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.
	(In millions, except per share amounts)
	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 25,	Dec. 31,	Dec. 25,
	2011	2010	2011	2010

GAAP NET REVENUE	$13,887	$11,457	$53,999	$43,623
Adjustment for deferred revenue write-down	35	-	204	-
NON-GAAP NET REVENUE	$13,922	$11,457	$54,203	$43,623

GAAP GROSS MARGIN	$8,952	$7,406	$33,757	$28,491
Adjustment for:
Deferred revenue write-down and associated costs	32	-	190	-
Amortization of acquisition-related intangibles	137	17	482	65
Inventory valuation	-	-	33	-
NON-GAAP GROSS MARGIN	$9,121	$7,423	$34,462	$28,556

GAAP GROSS MARGIN PERCENTAGE	64.5%	64.6%	62.5%	65.3%
Adjustment for:
Deferred revenue write-down and associated costs	-	-	0.1%	-
Amortization of acquisition-related intangibles	1.0%	0.2%	0.9%	0.2%
Inventory valuation	-	-	0.1%	-
NON-GAAP GROSS MARGIN PERCENTAGE	65.5%	64.8%	63.6%	65.5%

GAAP OPERATING INCOME	$4,599	$4,023	$17,477	$15,588
Adjustment for:
Deferred revenue write-down and associated costs	32	-	190	-
Amortization of acquisition-related intangibles	209	24	742	83
Inventory valuation	-	-	33	-
NON-GAAP OPERATING INCOME	$4,840	$4,047	$18,442	$15,671

GAAP NET INCOME	$3,360	$3,180	$12,942	$11,464
Adjustment for:
Deferred revenue write-down and associated costs	32	-	190	-
Amortization of acquisition-related intangibles	209	24	742	83
Inventory valuation	-	-	33	-
Income tax effect	(56)	(8)	(215)	(29)
NON-GAAP NET INCOME	$3,545	$3,196	$13,692	$11,518

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.64	$0.56	$2.39	$2.01
Adjustment for:
Deferred revenue write-down and associated costs	0.01	-	0.03	-
Amortization of acquisition-related intangibles	0.04	-	0.14	0.01
Inventory valuation	-	-	0.01	-
Income tax effect	(0.01)	-	(0.04)	-
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.68	$0.56	$2.53	$2.02

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
	Q1 2012 Outlook		2012 Outlook
GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple percentage points	64%	+/- a few percentage points
Adjustment for amortization of acquisition-related intangibles	1%		1%
NON-GAAP GROSS MARGIN PERCENTAGE	64%	+/- a couple percentage points	65%	+/- a few percentage points